INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our report dated May 28, 1999 on the financial statements of OSO Technologies, Inc. included in and made part of the post-effective amendment to the registration statement of Franks' Express, Inc. dated July 21, 1999


July 21, 1999

/s/ Oppenheim & Ostrick,
Certified Public Accountant